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                                                                    Exhibit 4.16

                           STOCK OPTION SURRENDER FORM

Employee_____________________________

The following is a list of stock options currently outstanding:

-------------------- -------------- ------------------------- ------------------------- -----------------------
Stock Option Grant    Expiration         Exercise Price          Number of Options        Number of Options
       Date              Date              Per share                Outstanding            Currently Vested
-------------------- -------------- ------------------------- ------------------------- -----------------------
-------------------- -------------- ------------------------- ------------------------- -----------------------

-------------------- -------------- ------------------------- ------------------------- -----------------------


I hereby agree to irrevocably surrender for cancellation the following stock options effective December 15, 2000.

--------------------------------------- ------------------------------------ ----------------------------------
     Grant Date of Options to Be          Exercise Price of Options to Be         Number of Options to Be
             Surrendered                            Surrendered                         Surrendered
--------------------------------------- ------------------------------------ ----------------------------------
--------------------------------------- ------------------------------------ ----------------------------------

--------------------------------------- ------------------------------------ ----------------------------------

By surrendering my stock options in accordance with the foregoing, I understand and agree

     1) that upon cancellation I will have no further rights under the options I have surrendered. Options not surrendered shall continue to be governed by the applicable option agreement(s);

     2) I must be an employee on the date new options are granted and that my surrender of stock options and the Company's promise to issue or actual issuance of new stock options if I am an employee on the new option grant date does not constitute an employment contract;

     3) new options to be issued in June 2001 will be subject to the terms of the applicable option agreement which is currently expected to be substantially in the form attached to this surrender form and the provisions of the Corrpro 1997 Long-Term Incentive Plan document;

     4) the exercise price of the new options to be granted in June 2001 will be equal to the fair market value of Corrpro stock on the date of such grant and that such exercise price may be either higher or lower than the exercise price of the options being surrendered;

     5) that the options to be granted in June 2001 will vest over a three-year period (one-third on each of the first three anniversaries of the date of grant) commencing on the first anniversary of the new option grant date and will not take into consideration the vested status of the options surrendered;

     6) I have previously received a copy of the Corrpro 1997 Long-Term Incentive Plan document and the related Prospectus dated March 8, 2000 covering the shares issuable on the exercise of options;

     7) I acknowledge that filings with the Securities and Exchange Commission which update such Prospectus are available on the internet (www.sec.gov) and from the Company upon request;
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         Employee Name                                        Date